Exhibit 5.1
January 14, 2010
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Re:      The Scotts Miracle-Gro Company
Ladies and Gentlemen:
We have acted as counsel to The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), in connection with the registration pursuant to Registration Statement on Form S-3 (Registration No. 333-163330), as amended by Post-Effective Amendment No. 1 (as amended the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), of the offering and sale by the Company of (a) $200,000,000 aggregate principal amount of the Company’s 7.25% Senior Notes due 2018 (the “Notes”), and (b) guarantees of the Notes by certain direct and indirect subsidiaries of the Company (the “Guarantees”). The Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued under an Indenture (the “Base Indenture”), dated the date hereof, among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated the date hereof, among the Company, the guarantors named therein (the “Guarantors”) and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).
As such counsel, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and certificates, in each case as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.
Subject to the foregoing and the other matters and assumptions set forth herein, we are of the opinion that, as of the date hereof:
     1. When (i) the Indenture has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939 and (ii) the Notes have been

The Scotts Miracle-Gro Company
January 14, 2010

duly executed and authenticated in accordance with the terms of the Indenture and delivered by the Company upon purchase thereof and payment in full therefor, the Notes will constitute legal, valid and binding obligations of the Company.
     2. When the Guarantees have been duly executed and delivered by the parties thereto in accordance with the terms of the Indenture, the Guarantees will constitute legal, valid and binding obligations of the Guarantors.
The opinions set forth in paragraphs (1) and (2) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, (iii) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires that a claim with respect to the Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (g) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications or any guaranteed obligation to the extent such modification constitutes a novation, and (h) the severability, if invalid, of provisions to the foregoing effect.
To the extent that the obligations of the Company under the Indentures are or may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) the Company will be duly qualified to engage in the activities contemplated by the Indentures, (iii) the Indentures will be duly authorized, executed and delivered by the Company, and (iv) the Company will have the requisite organizational and legal power and authority to perform its obligations under the Indentures.
To the extent that the obligations of the Guarantors under the Guarantees are or may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Guarantors are duly organized, validly existing and in good standing under the laws of their

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January 14, 2010

respective jurisdiction of organization, (ii) the Guarantors will be duly qualified to engage in the activities contemplated by the Guarantees, (iii) the Guarantees will be duly authorized, executed and delivered by the Guarantors, and (iv) the Guarantors will have the requisite organizational and legal power and authority to perform their respective obligations under the Guarantees.
In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, including all necessary post-effective amendments, have become effective under the Securities Act and such effectiveness not been terminated or rescinded, (ii) a Prospectus Supplement describing the Securities, to the extent required by applicable law and relevant rules and regulations of the Commission, has been timely filed with the Commission, (iii) the Board of Directors of the Company has duly established the terms of the Notes and duly authorized the issuance and sale of the Notes, in each case, in accordance with the organizational documents of the Company and applicable law and such authorization is in full force and effect, (iv) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner contemplated by the Registration Statement and the Prospectus Supplement, and (v) there shall not have occurred any change in law affecting the validity of the Securities. We have also assumed that none of the terms of the Securities nor the issuance and delivery of the Securities, nor the compliance by the Company or the Guarantors with the terms of the Securities, will violate any applicable law or public policy or result in a violation of any provision of any agreement then binding upon the Company or the Guarantors or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.
The opinions expressed herein are limited to the laws of the State of New York and we express no opinion with respect to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an Exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on or about the date hereof and to the incorporation by reference of this opinion in the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Katten Muchin Rosenman LLP
Katten Muchin Rosenman LLP